Exhibit 21

List of Subsidiaries

Absolute Total Care, Inc., a South Carolina corporation
AcariaHealth Pharmacy #11, Inc., a Texas corporation
AcariaHealth Pharmacy #12, Inc., a New York corporation
AcariaHealth Pharmacy #13, Inc., a California corporation
AcariaHealth Pharmacy #14, Inc., a California corporation
AcariaHealth Pharmacy, Inc., a California corporation
AcariaHealth Solutions, Inc., a Delaware corporation
AcariaHealth, Inc., a Delaware corporation
Access Medical Acquisition, Inc., a Delaware corporation
Access Medical Group of Florida City, Inc., a Florida corporation
Access Medical Group of Hialeah, Inc., a Florida corporation
Access Medical Group of Lakeland, LLC, a Florida LLC
Access Medical Group of Miami, Inc., a Florida corporation
Access Medical Group of North Miami Beach, Inc., a Florida corporation
Access Medical Group of Opa-Locka, Inc., a Florida corporation
Access Medical Group of Perrine, Inc., a Florida corporation
Access Medical Group of Tampa, Inc., a Florida corporation
Access Medical Group of Tampa II, Inc., a Florida corporation
Access Medical Group of Tampa III, Inc., a Florida corporation
Access Medical Group of Westchester, Inc., a Florida corporation
Agate Resources, Inc., an Oregon corporation
Ambetter of Magnolia, Inc., a Mississippi corporation
Ambetter of North Carolina, Inc., a North Carolina corporation
Ambetter of Peach State Inc., a Georgia corporation
Arch Personalized Medicine Initiative, LLC, a Missouri LLC
Arkansas Health & Wellness Health Plan, Inc., an Arkansas corporation
Arkansas Total Care, Inc., an Arkansas corporation
Arkansas Total Care Holding Company, LLC, a Delaware LLC
B2B Gestion Integra S.L.U., a Spanish S.L.U.
B2B Lab S.L., a Spanish S.L.
B2B Salud S.L.U., a Spanish S.L.U.
Bankers Reserve Life Insurance Company of Wisconsin, a Wisconsin corporation
Bridgeway Health Solutions LLC, a Delaware LLC
Bridgeway Health Solutions of Arizona, Inc., an Arizona corporation
Buckeye Community Health Plan, Inc., an Ohio corporation
Buckeye Health Plan Community Solutions, Inc., an Ohio corporation
Calibrate Acquisition Company, a Delaware corporation
California Health and Wellness Plan, a California corporation
Cantina Laredo Clayton, LP, a Delaware limited partnership
Carolina Complete Health Holding Company Partnership, a Delaware partnership
Carolina Complete Health, Inc., a North Carolina corporation
Casenet S.R.O., a Czech Republic S.R.O.
Casenet, LLC, a Delaware LLC
CBHSP Arizona, Inc., an Arizona corporation
CCTX Holdings, LLC, a Texas LLC
Celtic Group, Inc., a Delaware corporation

Celtic Insurance Company, an Illinois corporation
CeltiCare Health Plan Holdings LLC, a Delaware LLC
CeltiCare Health Plan of Massachusetts, Inc., a Massachusetts corporation
Cenpatico Behavioral Health of Arizona, LLC, an Arizona LLC
Cenpatico Behavioral Health, LLC, a California LLC
Cenpatico of Arizona Inc., an Arizona corporation
Centene Center, LLC, a Delaware LLC
Centene Center I, LLC, a Delaware LLC
Centene Center II, LLC, a Delaware LLC
Centene Center III, LLC, a Delaware LLC
Centene Company of New York, LLC, a New York LLC
Centene Company of Texas, LP, a Texas limited partnership
Centene Europe Finance Company Limited, a limited liability Malta company
Centene Health Plan Holdings, Inc., a Delaware corporation
Centene International Ventures, LLC, a Delaware LLC
Centene Management Company, LLC, a Wisconsin LLC
Centene Venture Company Alabama Health Plan, Inc., an Alabama corporation
Centene Venture Company Florida, Inc., a Florida corporation
Centene Venture Company Illinois, Inc., an Illinois corporation
Centene Venture Company Indiana, Inc., an Indiana corporation
Centene Venture Company Kansas, Inc., a Kansas corporation
Centene Venture Company Michigan, Inc., a Michigan corporation
Centene Venture Company Tennessee, Inc., a Tennessee corporation
Centurion Correctional Healthcare of New Mexico, LLC, a New Mexico LLC
Centurion Detention Health Services, LLC, a Delaware LLC
Centurion of Arizona, LLC, an Arizona LLC
Centurion of Delaware, LLC, a Delaware LLC
Centurion of Florida, LLC, a Florida LLC
Centurion of Kansas, LLC, a Kansas LLC
Centurion of Minnesota, LLC, a Minnesota LLC
Centurion of Mississippi, LLC, a Mississippi LLC
Centurion of New Hampshire, LLC, a Delaware LLC
Centurion of Pennsylvania, LLC, a Pennsylvania LLC
Centurion of Tennessee, LLC, a Tennessee LLC
Centurion of Vermont, LLC, a Vermont LLC
Centurion of West Virginia, LLC, a West Virginia LLC
Centurion of Wyoming, LLC, a Wyoming LLC
Centurion, LLC, a Delaware LLC
CMC Hanley, LLC, a Missouri LLC
CMC Real Estate Company, LLC, a Delaware LLC
Comfort Hospice of Missouri, LLC, a Michigan LLC
Comfort Hospice of Texas, LLC, a Michigan LLC
ComfortBrook Hospice, LLC, an Ohio LLC
Community Medical Holdings Corporation, a Delaware corporation
Coordinated Care Corporation, an Indiana corporation
Coordinated Care of Washington, Inc., a Washington corporation
Country Style Health Care, LLC, a Texas LLC
CT Poprad, a Slovakia S.R.O.
District Community Care, Inc., a Washington D.C. corporation
DR Magnet, a Slovakia S.R.O.

Elche-Crevillente Salud, a Spanish S.A.
Envolve Benefits Options, Inc., a Delaware corporation
Envolve Captive Insurance Company, Inc., a South Carolina corporation
Envolve Dental, Inc., a Delaware corporation
Envolve Dental of Florida, Inc., a Florida corporation
Envolve Dental of Texas, Inc., a Texas corporation
Envolve Dental IPA of New York, Inc., a New York corporation
Envolve Holdings, Inc., a Delaware corporation
Envolve, Inc., a Delaware corporation
Envolve - New York, Inc., a New York corporation
Envolve PeopleCare, Inc., a Delaware corporation
Envolve Pharmacy IPA, LLC, a New York LLC
Envolve Pharmacy Solutions, Inc., a Delaware corporation
Envolve Optical, Inc. a Delaware corporation
Envolve Total Vision, Inc., a Delaware corporation
Envolve Vision Benefits, Inc., a Delaware corporation
Envolve Vision, Inc., a Delaware corporation
Envolve Vision IPA of New York, Inc., a New York corporation
Envolve Vision of Florida, Inc., a Florida corporation
Envolve Vision of Texas, Inc., a Texas corporation
Family Nurse Care II, LLC, a Michigan LLC
Family Nurse Care of Ohio, LLC, a Michigan LLC
Family Nurse Care, LLC, a Michigan LLC
FH Assurance Company, a Cayman Islands corporation
Forensic Health Services, LLC, a Delaware LLC
Foundation Care, LLC, a Missouri LLC
GPT Acquisition, LLC, a Delaware LLC
Grace Hospice of Austin, LLC, a Michigan LLC
Grace Hospice of Grand Rapids, LLC, a Michigan LLC
Grace Hospice of Illinois, LLC, an Illinois LLC
Grace Hospice of Indiana, LLC, a Michigan LLC
Grace Hospice of San Antonio, LLC, a Michigan LLC
Grace Hospice of Virginia, LLC, a Michigan LLC
Grace Hospice of Wisconsin, LLC, a Michigan LLC
Granite State Health Plan, Inc., a New Hampshire corporation
Hallmark Life Insurance Company, an Arizona corporation
Health Care Enterprises, LLC, a Delaware LLC
Health Net Access, Inc., an Arizona corporation
Health Net Community Solutions, Inc., a California corporation
Health Net Community Solutions of Arizona, Inc., an Arizona corporation
Health Net Federal Services, LLC, a Delaware LLC
Health Net Health Plan of Oregon, Inc., an Oregon corporation
Health Net, Inc., a Delaware corporation
Health Net Life Insurance Company, a California corporation
Health Net Life Reinsurance Company, a Cayman Islands corporation
Health Net, LLC, a Delaware LLC
Health Net of Arizona Administrative Services, Inc., an Arizona corporation
Health Net of Arizona, Inc., an Arizona corporation
Health Net of California, Inc., a California corporation
Health Net of California Real Estate Holdings, Inc., a California corporation

Health Net of Pennsylvania, LLC, a Pennsylvania LLC
Health Net Pharmaceutical Services, a California corporation
Health Net Preferred Providers, LLC, a Delaware LLC
Health Net Services Inc., a Delaware corporation
Health Net Veterans, LLC, a Delaware LLC
Health Plan Real Estate Holdings, Inc., a Missouri corporation
HealthSmart Benefit Solutions, Inc., an Illinois corporation
HealthSmart Benefits Management, LLC, a Texas LLC
HealthSmart Care Management Solutions, LP, a Texas partnership
HealthSmart Information Systems, Inc., a Texas corporation
HealthSmart Preferred Care II, LP, a Texas partnership
HealthSmart Preferred Network II Inc., a Delaware corporation
HealthSmart Primary Care Clinics, LP, a Texas partnership
HealthSmart Rx Solutions, Inc., an Ohio corporation
Healthy Louisiana Holdings, LLC, a Delaware LLC
Healthy Missouri Holdings, Inc., a Missouri corporation
Healthy Washington Holdings, Inc., a Delaware corporation
Heritage Home Hospice, LLC, a Michigan LLC
Home State Health Plan, Inc., a Missouri corporation
HomeScripts.com, LLC, a Michigan LLC
Hospice DME Company, LLC, a Michigan LLC
Hospital Povisa, S.A., a Spanish S.A.
Hudson Acquisition, LLC, a Texas LLC
IAH of Florida, LLC, a Florida LLC
IlliniCare Health Plan, Inc., an Illinois corporation
Illinois Health Practice Alliance, LLC, a Delaware corporation
Infraestructuras y Servicios de Alzira S. L., a Spanish S.L.
Integrated Care Network of Florida, LLC, a Delaware LLC
Integrated Mental Health Management LLC, a Texas LLC
Integrated Mental Health Services, a Texas corporation
Integrated Pharmacy Systems, Inc., a Pennsylvania corporation
Interpreta Holdings, Inc., a Delaware corporation
Interpreta, Inc., a Delaware corporation
Iowa Total Care, Inc., an Iowa corporation
Kentucky Spirit Health Plan, Inc., a Kentucky corporation
LBB Industries, Inc., a Texas corporation
LifeShare Management Group, LLC, a New Hampshire LLC
LiveHealthier, Inc., a Delaware corporation
Louisiana Healthcare Connections, Inc., a Louisiana corporation
LSM Holdco, Inc., a Delaware corporation
Magnolia Health Plan, Inc., a Mississippi corporation
Managed Health Network, a California corporation
Managed Health Network, LLC, a Delaware LLC
Managed Health Services Insurance Corporation, a Wisconsin corporation
Mauli Ola Health and Wellness, Inc., a Hawaii corporation
Medicina Nove Zamky, a Slovakia S.R.O.
MH Services International (UK) Limited, an English and Welsh private company
MH Services International Holdings (UK) Limited, an English and Welsh private company
MHM Services, Inc., a Delaware corporation
MHM Correctional Services, LLC, a Delaware LLC

MHM Maryland, Inc., a Maryland corporation
MHM Ohio, Inc., a Ohio corporation
MHM Services of California, LLC, a California LLC
MHM Solutions, LLC, a Delaware LLC
MHM Health Professionals, LLC, a Delaware LLC
MHN Global Services, Inc., a Delaware corporation
MHN Government Services LLC, a Delaware LLC
MHN Government Services-Guam, Inc., a Delaware corporation
MHN Government Services-International, Inc., a Delaware corporation
MHN Government Services-Puerto Rico, Inc., a Delaware corporation
MHN Services, LLC, a California LLC
MHS Consulting International, Inc., a Delaware corporation
MHS Travel & Charter, Inc., a Wisconsin corporation
Michigan Complete Health, a Michigan corporation
MR Poprad, a Slovakia S.R.O.
MR Zilina, a Slovakia S.R.O.
National Pharmacy Services Inc., a Delaware corporation
Nebraska Total Care, Inc., a Nebraska corporation
Network Providers, LLC, a Delaware LLC
New York Quality Healthcare Corporation, a New York corporation
Next Door Neighbors, Inc., a Delaware corporation
Next Door Neighbors, LLC., a Delaware LLC
nirvanaHealth, LLC, a Delaware LLC
North Florida Health Services, Inc., a Florida corporation
Novasys Health, Inc., a Delaware corporation
OB Care, a Czech Republic S.R.O.
OB Klinika, a Czech Republic A.S.
Operose Health (Group) Ltd., an English and Welsh private company
Operose Health (Group) UK Ltd., an English and Welsh private company
Operose Health Ltd., an English and Welsh private company
Parker LP, LLC, a Nevada LLC
Peach State Health Plan, Inc., a Georgia corporation
Pennsylvania Health and Wellness, Inc., a Pennsylvania corporation
Pennsylvania Health Care Plan, Inc., a Pennsylvania corporation
Phoenix Home Health Care, LLC, a Delaware LLC
Pinnacle Home Care, LLC, a Texas LLC
Pinnacle Senior Care of Illinois, LLC, an Illinois LLC
Pinnacle Senior Care of Indiana, LLC, a Michigan LLC
Pinnacle Senior Care of Kalamazoo, LLC, a Michigan LLC
Pinnacle Senior Care of Missouri, LLC, a Michigan LLC
Pinnacle Senior Care of Wisconsin, LLC, a Wisconsin LLC
PrimeroSalud, S.L., a Spanish S.L.
Pro Diagnostic Group, A.S., a Slovakia A.S.
Pro Magnet, a Slovakia S.R.O.
Pro Magnet CZ, a Czech Republic S.R.O.
Pro RTG, a Slovakia S.R.O.
Progress Medical A.S., a Czech Republic A.S.
QCA Healthplan, Inc., an Arkansas corporation
Qualchoice Life and Health Insurance Company, and Arkansas company
QualMed, Inc., a Delaware corporation

QualMed Plans for Health of Pennsylvania, Inc., a Pennsylvania corporation
QualMed Plans for Health of Western Pennsylvania, Inc., a Pennsylvania corporation
R&C Healthcare, LLC, a Texas LLC
Rapid Respiratory Services, LLC, a Delaware LLC
Ribera Salud II, a Spanish UTE
Ribera Slaud Infraestructuras S.L.U., a Spanish S.L.U.
Ribera Salud Proyectos S.L., a Spanish S.L.
Ribera Salud Tecnologias S.L.U., a Spanish S.L.U.
Ribera Salud, S.A., a Spanish S.A.
Ribera-Quilpro UTE, a Spanish UTE
RMED, LLC, a Florida LLC
RX Direct, Inc., a Texas corporation
Salus Administrative Services, Inc., a New York corporation
Salus IPA, LLC, a New York LLC
Seniorcorps Peninsula, LLC, a Virginia LLC
SilverSummit Healthplan, Inc., a Nevada corporation
Social Health Bridge Trust, a Delaware trust
Social Health Bridge, LLC, a Delaware LLC
Specialty Therapeutic Care Holdings, LLC, a Delaware LLC
Specialty Therapeutic Care, GP, LLC, a Texas LLC
Specialty Therapeutic Care, LP, a Texas limited partnership
Sunflower State Health Plan, Inc., a Kansas corporation
Sunshine Health Community Solutions, Inc., a Florida corporation
Sunshine Health Holding, LLC, a Florida LLC
Sunshine State Health Plan, Inc., a Florida corporation
Superior HealthPlan, Inc., a Texas corporation
Superior HealthPlan Community Solutions, Inc., a Texas corporation
The Practice Properties Limited, an English and Welsh private company
Torrejon Salud, S.A., a Spanish S.A.
Torrevieja Salud S.L.U., a Spanish S.L.U.
Torrevieja Salud UTE, a Spanish UTE
Traditional Home Health Services, LLC, a Texas LLC
Trillium Community Health Plan, Inc., an Oregon corporation
U.S. Medical Management Holdings, Inc., a Delaware corporation
U.S. Medical Management, LLC, a Delaware LLC
USMM Accountable Care Network, LLC, a Delaware LLC
USMM Accountable Care Partners, LLC, a Delaware LLC
USMM Accountable Care Solutions, LLC, a Delaware LLC
Wellington Merger Sub I, LLC, a Delaware LLC
Wellington Merger Sub II, LLC, a Delaware LLC
Western Sky Community Care, Inc., a New Mexico corporation